Execution Version
THIRD AMENDMENT TO THIRD
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Agreement”), is made and entered into as of July 28, 2016, by and among OHA INVESTMENT CORPORATION (formerly known as NGP Capital Resources Company), a Maryland corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Third Amended and Restated Revolving Credit Agreement, dated as of May 23, 2013 (as amended by that certain First Amendment to Third Amended and Restated Revolving Credit Agreement dated as of September 29, 2014, that certain Second Amendment to Third Amended and Restated Revolving Credit Agreement dated as of May 9, 2016, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;
WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:
1.Amendments. The amendments set forth in this Section 1 are referred to herein as the “Amendments”.
(a) Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “Applicable Margin”, “Commitment Termination Date”, “Extension Period” and “Senior Revolving Commitment Amount” in their entirety with the following definitions:
“Applicable Margin” shall mean, (a) at all times on or before July 29, 2016, with respect to interest on all Loans outstanding on any date or the letter of credit fee, as the case may be, a percentage per annum equal to (i) 4.25% with respect to Eurodollar Loans and (ii) 3.25% with respect to Base Rate Loans and (b) at all times after July 29, 2016, with respect to interest on all Loans outstanding on any date or the letter of credit fee, as the case may be, a percentage per annum equal to (i) 5.25% with respect to Eurodollar Loans and (ii) 5.25% with respect to Base Rate Loans.

“Commitment Termination Date” shall mean the earliest of (i) September 15, 2016, (ii) the date on which the Aggregate Commitments are terminated pursuant to Section 2.7 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).
“Extension Period” shall mean the period commencing on the Third Amendment Effective Date and ending on the Commitment Termination Date.
“Senior Revolving Commitment Amount” shall mean the aggregate principal amount of the Senior Revolving Commitments from time to time. On the Third Amendment Effective Date, the Senior Revolving Commitment Amount equals $42,295,720.
(b) Section 1.1 of the Credit Agreement is hereby amended by adding the definition of “Third Amendment Effective Date” in the appropriate alphabetical order:
“Third Amendment Effective Date” shall mean July 28, 2016.
(c) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Percentage” in its entirety.
(d) Section 2.7(b) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
“Subject to the provisions of this Section 2.7(b) and notwithstanding anything to the contrary in this Agreement, to the extent the Borrower prepays or repays the Senior Revolving Loans during the Extension Period, each such prepayment or repayment shall constitute a permanent reduction in the Commitments in an amount corresponding to the aggregate amount of such prepayment or repayment.”
(e) Section 2.12 of the Credit Agreement is hereby amended by (i) deleting the text of clause (b) thereof in its entirety and in lieu thereof, inserting the phrase “[Intentionally Omitted],” and (ii) adding the following new clause (f) at the end thereof:
“(f) To the extent this Agreement and the Commitments of the Lenders hereunder have not been terminated and the Obligations of any Loan Party owing hereunder or under any other Loan Document have not been satisfied on or before August 31, 2016, the Borrower shall pay to the Administrative Agent, for the account of each Lender, a fee in an amount equal to $25,000 and the Administrative Agent will distribute to each Lender its Pro Rata Share of such fee.”
(f) Section 2.24(d)(iii) of the Credit Agreement is hereby amended (i) by deleting the text of clause (A) thereof in its entirety and in lieu thereof, inserting the phrase “[intentionally omitted]” and (ii) replacing the phrase “Applicable Percentage” in clause (B) thereof with the phrase “Pro Rata Share”.

(g) Section 5.1 of the Credit Agreement is hereby amended by (1) deleting “and” at the end of clause (f) thereof, (2) deleting the “.” at the end of clause (g) thereof and replacing it with “;” and (3) adding the following new clauses (h) and (i) at the end thereof:
“(h)    on or before August 4, 2016, a term sheet setting forth (which may redact certain pricing, economic and similar terms and certain confidential terms other than terms related to the aggregate amount of the financing described therein and, to the extent applicable, the method of calculating the availability of such financing) the terms of a new financing from one or more financing sources that is sufficient to repay in full in cash, on or before September 15, 2016, the Obligations under this Agreement and the other Loan Documents; provided, that, except as provided below, the Administrative Agent may not disclose such term sheet or any of the terms therein to any Person other than to counsel for the Administrative Agent (for the avoidance of doubt, such term sheet will only be disclosed to the Administrative Agent and not to any Lender); provided, further, however, that the Administrative Agent shall be permitted to disclose, on a confidential basis and subject to the confidentiality provisions in the Loan Documents, to the Lenders  a summary of the terms set forth in such term sheet solely as they relate to the amount of the facility, the  proposed closing date of the facility and the method of calculating the availability of such financing; and
(i)on or before August 22, 2016, a draft of a credit agreement prepared by counsel for a financing source documenting the terms for new financing sufficient to repay in full, on or before September 15, 2016, the Obligations under the Credit Agreement and the other Loan Documents; provided that the Administrative Agent may not disclose such credit agreement or any terms therein (except as provided below) to any Person other than to counsel for the Administrative Agent (for the avoidance of doubt, such credit agreement will only be disclosed to the Administrative Agent and not to any Lender); provided, further, however, that the Administrative Agent shall be permitted to disclose, on a confidential basis and subject to the confidentiality provisions in the Loan Documents, to the Lenders  a summary of the terms set forth in such credit agreement solely as they relate to the amount of the facility, the proposed closing date of the facility and the method of calculating the availability of such financing.”
(h) The Credit Agreement is hereby amended by deleting all references to Schedule I.
(i) The Credit Agreement is hereby amended by replacing Schedule II to the Credit Agreement with Schedule II attached hereto as Exhibit A.
2. Conditions to Effectiveness. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Agreement shall become effective upon satisfaction of the following conditions:
(a) the Administrative Agent shall have received executed counterparts to this Agreement from the Borrower and the Lenders;

(b) the Administrative Agent shall have received an Acknowledgment of Obligations substantially in the form of Exhibit B attached hereto, executed by the Borrower and each Subsidiary Guarantor.
(c) Administrative Agent shall have received from the Borrower a duly executed Compliance Certificate dated as of the Third Amendment Effective Date (the “Third Amendment Compliance Certificate”) in form and substance reasonably satisfactory to the Administrative Agent;
(d) the Borrower shall have paid to the Administrative Agent, for the account of each of the Lenders consenting to the Amendments (each such Lender, a “Consenting Lender”), an amendment fee in an amount equal to $25,000 (the “Amendment Fee”) and the Administrative Agent will distribute to each such Consenting Lender its Pro Rata Share of such Amendment Fee;
(e) to the extent the Borrower is invoiced prior to the Third Amendment Effective Date, reimbursement or payment of its costs and expenses incurred in connection with this Agreement or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent); and
(f) the Administrative Agent shall have received a certificate from an authorized officer of each of the Borrower in form and substance reasonably satisfactory to the Administrative Agent (i) certifying as to the incumbency of the officers of the Borrower executing this Agreement, (ii) attaching resolutions of the board of directors or comparable governing body of the Borrower approving this Agreement or confirming that resolutions previously adopted by the board of directors or comparable governing body of the Borrower authorizing, among other things, amendments to the Credit Agreement have not been modified or replaced since the date of such resolutions, (iii) attaching articles or certificate of incorporation, bylaws or comparable organizational documents of the Borrower and (iv) attaching a bring-down good standing certificate of the Borrower from the Secretary of State or comparable office of the jurisdiction of organization of the Borrower.
3. Additional Covenant. Notwithstanding anything in the Credit Agreement to the contrary, the Borrower shall not be permitted to pay management or incentive fees (excluding, for the avoidance of doubt, any payments to reimburse (x) the costs and expenses of Oak Hill Advisors, L.P. (the “External Advisor”) or (y) any indemnification payments owed to the External Advisor) pursuant to (i) the Investment Advisory Agreement, dated as of September 30, 2014, by and between the Borrower and the External Advisor or (ii) the Administration Agreement, dated as of September 30, 2014 by and between the Borrower and the External Advisor. The failure of the Borrower to comply with this Section 3 shall constitute an immediate Event of Default pursuant to Section 8.1(d) of the Credit Agreement for which there is no cure or remedy.
4. [Reserved].
5. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Agreement, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

(a)     The Borrower and each of its Subsidiaries (other than any Foreclosed Subsidiary) (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect;
(b)     The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within the Borrower’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action;
(c)     The execution, delivery and performance by the Borrower of this Agreement and of the other Loan Documents to which it is a party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents;
(d)     This Agreement has been duly executed and delivered for the benefit of or on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and
(e)     After giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.
6. Reaffirmation of Credit Party Obligations. The Borrower hereby ratifies the Credit Agreement and each other Loan Document and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement (after giving effect to this Agreement) and each other Loan Document applicable to it and (b) that it is responsible for the observance and full performance of its Obligations.
7. Acknowledgment of Perfection of Security Interest. The Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

8. Effect of Agreement. Except as set forth expressly herein, on and after the Third Amendment Effective Date, all terms of the Credit Agreement, as amended hereby on the Third Amendment Effective Date, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement.
9. Governing Law.
(a)     This Agreement shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.
(b)     The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York, and of any state court of the State of New York sitting in New York County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c)     The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of Section 10.5 of the Credit Agreement and brought in any court referred to in paragraph (b) of Section 10.5 of the Credit Agreement. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1 of the Credit Agreement. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
10. No Novation. This Agreement is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

11. Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
12. Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.
13. Entire Understanding. This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal in the case of the Borrower, by its respective authorized officers as of the day and year first above written.
BORROWER:
OHA INVESTMENT CORPORATION
By:    /s/ Steven Wayne
    Name: Steven Wayne
    Title: President

[Signature Page to Third Amendment to Third Amended and Restated Revolving Credit Agreement]

LENDERS:
SUNTRUST BANK, as a Lender and as Administrative Agent
By:    /s/ John L. Saylor
    Name: John L. Saylor
    Title: Senior Vice President

[Signature Page to Third Amendment to Third Amended and Restated Revolving Credit Agreement]

COMERICA BANK, as a Lender
By:    /s/ Brandon M. White
    Name: Brandon M. White
    Title: Vice President

[Signature Page to Third Amendment to Third Amended and Restated Revolving Credit Agreement]

SOVEREIGN BANK, as a Lender
By:    /s/ Patrick L. Johnson
    Name: Patrick L. Johnson
    Title: Senior Vice President

[Signature Page to Third Amendment to Third Amended and Restated Revolving Credit Agreement]

RAYMOND JAMES BANK, NA., as a Lender
By:    /s/ Scott G. Axelrod
    Name: Scott G. Axelrod
    Title: Senior Vice President

[Signature Page to Third Amendment to Third Amended and Restated Revolving Credit Agreement]

Exhibit A

See attached.

Schedule II

COMMITMENT AMOUNTS

SunTrust Bank	$14,686,013.89
Comerica Bank	$12,923,692.22
Sovereign Bank	$8,811,608.33
Raymond James	$5,874,405.56
Total	$42,295,720.00

Exhibit B

FORM OF ACKNOWLEDGEMENT OF OBLIGATIONS

THIS ACKNOWLEDGEMENT OF OBLIGATIONS dated as of July 28, 2016 (this “Acknowledgement”) is executed by OHA Investment Corporation (formerly known as NGP Capital Resources Company), a Maryland corporation (the “Borrower”) and each of the Subsidiary Guarantors party hereto (collectively, the “Guarantors”) in favor of SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”), and each “Lender” a party to the Credit Agreement referred to below (the “Lenders”).

WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into that certain Third Amended and Restated Revolving Credit Agreement dated as of May 23, 2013 (as amended by that certain First Amendment to Third Amended and Restated Revolving Credit Agreement dated as of September 29, 2014, that certain Second Amendment to Third Amended and Restated Revolving Credit Agreement dated as of May 9, 2016, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement);

WHEREAS, each of the Guarantors is a party to that certain Third Reaffirmation of Subsidiary Guaranty dated as of May 23, 2013 (the “Guaranty”) pursuant to which they guarantied, among other things, the Borrower’s obligations under the Credit Agreement on the terms and conditions contained in the Guaranty;

WHEREAS, the Borrower and each of the Guarantors are party to that certain Third Amended and Restated Security Agreement dated as of May 23, 2013 (the “Security Agreement”) in favor of the Administrative Agent pursuant to which the Borrower and the Guarantors granted to the Administrative Agent, for its own benefit and the benefit of the Lenders, security interests in the Collateral (as defined therein);

WHEREAS, the Borrower, the Administrative Agent and each of the Lenders are to enter into a Third Amendment to Third Amended and Restated Revolving Credit Agreement dated as of the date hereof (the “Agreement”), to amend certain terms of the Credit Agreement; and

WHEREAS, it is a condition precedent to the effectiveness of the Agreement that the Borrower and the Guarantors execute and deliver this Acknowledgement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Reaffirmation.

(a)
    Each Guarantor hereby reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by the Agreement shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.
(b)
    The Borrower and each Guarantor hereby reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Security Agreement and agrees that the transactions contemplated by the Agreement shall not in any way affect the validity and enforceability of the Security Agreement, or reduce, impair or discharge the obligations of the Borrower or such Guarantor thereunder.
Section 2. Governing Law. THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Counterparts. This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

[Signatures on Next Page]

IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

BORROWER:
OHA INVESTMENT CORPORATION
By:
    Name:
    Title:
SUBSIDIARY GUARANTORS:
[___________________]
By:    ____________________________________
    Name:
    Title: